UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
April 26, 2010

TNP Strategic Retail Trust, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland (State or Other Jurisdiction of Incorporation)	333-154975 (Commission File Number)	90-0413866 (IRS Employer Identification No.)
1900 Main Street, Suite 700
Irvine, California 92614
(Address of Principal Executive Offices, including Zip Code)
Registrant’s telephone number, including area code: (949) 833-8252
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     As previously disclosed, TNP Acquisitions, LLC, an affiliate of the sponsor of TNP Strategic Retail Trust, Inc. (the “Company”), previously entered into an Agreement of Purchase and Sale and Joint Escrow Instructions (as amended, the “Purchase Agreement”) with West Oahu Mall Associates, LLC, an unaffiliated third party (the “Seller”), for the purchase of an approximately 170,275 square foot multi-tenant retail center consisting of 11 buildings located in Honolulu, Hawaii (the “Waianae Property”) for an aggregate purchase price of approximately $25,688,000, including the assumption of debt on the property. On December 14, 2009, TNP Acquisitions, LLC assigned the Purchase Agreement to TNP SRT Waianae Mall, LLC (“TNP SRT Waianae”), a wholly owned subsidiary of TNP Strategic Retail Operating Partnership, LP, the Company’s operating partnership. The Purchase Agreement originally provided that the closing of the acquisition of the Waianae Property would take place no later than September 15, 2009, which date had been extended to April 19, 2010 by amendments to the Purchase Agreement. On April 19, 2010, the Purchase Agreement terminated in accordance with its terms.
     On April 26, 2010, TNP SRT Waianae and Seller entered into the Twelfth Amendment to the Purchase Agreement (“Twelfth Amendment”), which reinstates and amends the Purchase Agreement. The Twelfth Amendment extends the outside date to close the acquisition of the Waianae Property to May 28, 2010 in consideration of the release to Seller of $150,000 of funds deposited by TNP SRT Waianae into an escrow account, which amount is non-refundable and will be applied to the purchase price upon closing of the acquisition of the Waianae Property. The Company has a refundable deposit of $100,000 remaining in the escrow account that will also be applied to the purchase price upon closing of the acquisition of the Waianae Property.
     The Twelfth Amendment further provides that Seller is no longer obligated to provide updated estoppel certificates from any tenant of the Waianae Property that has previously provided an estoppel certificate prior to the date the servicer for the existing indebtedness on the Waianae Property conditionally approved the assumption of such indebtedness by TNP SRT Waianae. The servicer conditionally approved the assumption of the indebtedness on the Waianae Property by TNP SRT Waianae on or about April 19, 2010.
     The acquisition of the Waianae Property is subject to substantial conditions to closing including: (1) the sale of a sufficient number of shares of the Company’s common stock in the Company’s public offering to fund a portion of the purchase price for the Waianae Property; (2) the final approval of the servicer for the existing indebtedness on the Waianae Property for such indebtedness to be assumed by the TNP SRT Waianae and the receipt of other applicable third-party consents; and (3) the absence of a material adverse change to the Waianae Property prior to the date of the acquisition. There is no assurance that the Company will close the acquisition of the Waianae Property.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TNP STRATEGIC RETAIL TRUST, INC.
Date: April 28, 2010	By:	/s/ Wendy J. Worcester
Wendy J. Worcester
Chief Financial Officer